UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 12, 2015
_______________________________

COPART, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23255	94-2867490
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(Address of principal executive offices, including zip code)

(972) 391-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2015, the Compensation Committee of our Board of Directors approved (i) the annual base salaries for fiscal 2016 for our named executive officers and (ii) the payment of various cash bonuses for the fiscal year ended July 31, 2015 for our named executive officers.

Following is a summary of (i) the annual base salaries for fiscal 2016 for our named executive officers and (ii) the payments made, or to be made, to our named executive officers for fiscal 2015 cash bonuses (in each case, as determined by reference to our fiscal year ended July 31, 2015):

Name	Position	Annual Base Salary (Fiscal 2016)	Cash Bonus Amount (Fiscal 2015)
A. Jayson Adair	Chief Executive Officer	$1 (1)	—
William E. Franklin	Executive Vice President and Chief Financial Officer	$450,000 (2)	$500,000
Robert H. Vannuccini	Senior Vice President, Chief Sales Officer	$325,000 (3)	$300,000
Paul A. Styer	Senior Vice President, General Counsel and Secretary	$300,000 (4)	$230,100
Rama Prasad	Senior Vice President, Chief Technology Officer	$315,000 (5)	$372,500

(1)	Represents no change in annual base salary from fiscal 2015 base salary.
(2)	Represents an increase of approximately 12.5% in annual base salary, effective as of September 27, 2015.
(3)	Represents an increase of approximately 4.8% in annual base salary, effective as of September 27, 2015.
(4)	Represents an increase of approximately 1.7% in annual base salary, effective as of September 27, 2015.
(5)	Represents an increase of approximately 5.0% in annual base salary, effective as of September 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel and Secretary

Date: October 15, 2015